ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST AND/OR TRUST INSTRUMENT

OF

ADVISERS INVESTMENT TRUST

Dina A. Tantra, Trustee of the above named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, as stated below, and that a certified copy of Amendment No. 5 to the Amended and Restated Agreement and Declaration of Trust of Advisers Investment Trust is attached hereto.

(1)	The names and addresses of the current trustees are:

Name	Address
Dina A. Tantra	325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215
Daniel P. Houlihan	325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215
D’Ray Moore Rice	325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215
Steven R. Sutermeister	325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215
Michael M. Van Buskirk	325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215

/s/ Dina A. Tantra
Dina A. Tantra, Trustee

STATE OF OHIO	)

)

COUNTY OF FRANKLIN	)

Sworn to and subscribed in my presence by Dina A. Tantra, a Trustee of Advisers Investment Trust, an Ohio business trust, on behalf of said trust, this 5th day of July, 2016.

/s/ Jennifer L. Gorham
Notary Public

[Notary Seal]

My Commission Expires:12/25/18

Amendment No. 5

to the

Amended and Restated Agreement and Declaration of Trust

of

Advisers Investment Trust

RESOLVED, that pursuant to Section 7.3 of the Amended and Restated Agreement and Declaration of Trust of Advisers Investment Trust (the “Trust”) dated as of January 28, 2015 (“Declaration”), separate series of the shares of beneficial interest of the Trust shall hereby be established, relating to the JOHCM International Opportunities Fund; and

FURTHER RESOLVED, that the first paragraph of Article IV, Section 4.2 of the Declaration be, and such paragraph hereby is, amended hereby by deleting such first paragraph of Article IV, Section 4.2, in its entirety, and substituting in place thereof the following new first paragraph of Article IV, Section 4.2:

Section 4.2. Establishment and Designation of Series or Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series or Classes, the Trustees hereby establish and designate the following Series and Classes of Shares: Independent Franchise Partners US Equity Fund, Vontobel Global Emerging Markets Equity Institutional Fund – Class A, Class C and Class I, Vontobel International Equity Institutional Fund – Class I, Vontobel Global Equity Institutional Fund – Class I, JOHCM Emerging Markets Opportunities Fund – Institutional Shares, Class I and Class II, JOHCM International Select Fund – Class I and Class II, JOHCM Global Equity Fund – Institutional Shares, Class I and Class II, JOHCM International Small Cap Equity Fund – Institutional Shares, Class I and Class II, JOHCM Asia Ex-Japan Equity Fund – Institutional Shares, Class I and Class II, JOHCM Emerging Markets Small Mid Cap Equity Fund – Institutional Shares, Class I, Class II and Class III, JOHCM US Small Mid Cap Equity Fund – Institutional Shares, Class I, Class II and Class III, JOHCM International Opportunities Fund – Institutional Shares, Cass I and Class II and River Canyon Total Return Bond Fund – Institutional Class. The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

FURTHER RESOLVED, that Dina A. Tantra be, and hereby is, authorized and empowered, in the name and on behalf of the Trust, to execute and deliver the Amendment to Report of Business Trust and/or Trust Instrument required to be filed with the office of the Ohio Secretary of State pursuant to Section 7.4 of the Amended and Restated Declaration of Trust.

Dated: June 16, 2016	/s/ Dina A. Tantra
Dina A. Tantra, President
Advisers Investment Trust